EXHIBIT 32

CERTIFICATE OF TEDOM CAPITAL, INC.
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 1350
OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

We, Eric Grunfeld, the Chief Executive Officer, and Jason Weilert, the Chief Financial Officer, of Tedom Capital, Inc. (the "Company"), do hereby certify, pursuant to 18 U.S.C. 1350 that, to our knowledge:

(1)      the Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2009, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 10, 2010	/s/ ERIC GRUNFELD
Eric Grunfeld, Chief Executive Officer

/s/ JASON WEILERT
Jason Weilert, Chief Financial Officer